Exhibit 99.1

Silvaco Completes Acquisition of Mixel Group, Inc. a Provider of Low-Power, High-Performance Mixed-Signal Connectivity IP Solutions

SANTA CLARA, Calif., August 4, 2025 – Silvaco Group, Inc. (“Silvaco”) (NASDAQ: SVCO), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced that it has completed its acquisition of Mixel Group, Inc. (“Mixel”) a provider of low-power, high-performance semiconductor IP targeting high-growth end markets, including mobile, automotive, virtual reality (VR), augmented reality (AR), Internet of things (IoT), and robotics.

The closing of this transaction follows the announcement on July 29, 2025, of the execution of a definitive agreement between the two companies. See Press Release.
With the acquisition now finalized, the Mixel team will become part of Silvaco’s Semiconductor IP Business Unit, enhancing Silvaco’s capabilities in providing innovative connectivity semiconductor IP.

“We’re thrilled to officially welcome the Mixel team to Silvaco,” said Babak Taheri, CEO of Silvaco. “This marks the beginning of an exciting new chapter as we join forces to accelerate innovation and expand the value we deliver to our customers. Mixel brings not only proven technologies and products but also exceptional engineering excellence. By combining Mixel’s silicon-proven semiconductor IPs and talent with Silvaco’s global reach and deep expertise, we expect to bring new solutions to market faster, benefit from emerging opportunities and strengthen customer partnerships that drive our industry forward.”

Mixel provides low-power connectivity silicon IP, specializing in high-performance, programmable serializer/deserializer (SerDes) and physical layer (PHY) solutions including those for mobile and mobile-influenced applications based on MIPI® Alliance applications. With over 25 years of proven silicon success, Mixel has earned a reputation as a trusted IP partner, backed by highly skilled mixed-signal design teams and world-class customer support. Its experienced engineering R&D teams in U.S., Egypt and Vietnam ensure regional and timely customer interactions throughout the Americas, EMEA, and APAC.

About Silvaco Group, Inc. Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Egypt, Brazil, China, Japan, Korea, Singapore, Vietnam, and Taiwan. Learn more at silvaco.com.

MIPI® is registered trademarks owned by MIPI Alliance.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Silvaco’s acquisition of Mixel, technologies and product offerings, business strategy, plans and opportunities, industry and market trends, and the expected benefits and impact of the proposed transaction and combined business on Silvaco’s growth. Forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Silvaco’s control. For example, the markets for Silvaco’s products and services may develop more slowly than expected or than they have in the past; operating results and cash flows may fluctuate more than expected; Silvaco may fail to successfully integrate Mixel; Silvaco may fail to realize the anticipated benefits of the acquisition; Silvaco may incur unanticipated costs or other liabilities in connection with acquiring or integrating Mixel; the potential impact of the announcement or consummation of the transaction on relationships with third parties, including employees, customers, partners and competitors; Silvaco may be unable to motivate and retain key personnel; changes in or failure to comply with legislation or government regulations could affect post-closing operations and results of operations; and macroeconomic and geopolitical conditions could deteriorate. The forward-looking statements included in this press release represent Silvaco’s views as of the date of this press release, and Silvaco disclaims any obligation to update any of them publicly in light of new information or future events.

Contacts
Media Relations:
Tiffany Behany, press@silvaco.com

Investor Relations:
Greg McNiff, investors@silvaco.com